NEWS RELEASE
Investor Relations Line: (818) 902-2701

Contact: Superior Industries R. Jeffrey Ornstein (818) 902-2700

Neil G. Berkman Associates Dr. Neil Berkman (310) 277-5162

Superior Industries Updates
Third Quarter Guidance

     VAN NUYS, CALIFORNIA, — August 28, 2003 — Superior Industries International, Inc. (NYSE:SUP) announced today that operating results for the third quarter of 2003 will be below the company’s previous estimates.

     “Superior’s operating results for the first six weeks of the 13-week third quarter have been below plan. Despite satisfactory sales results, we are experiencing significant one-time expenses relating to our multiple expansion programs and record number of new product launches. In addition, the company has concurrently initiated major automation and cost reduction programs that are expected to help offset the pricing reductions we anticipate in the future. We feel confident that these capacity expansion, modernization and cost reduction programs will be successful, but short-term expenses are higher than anticipated,” said President and COO Steve Borick.

     “We currently expect that wheel shipments for the third quarter will be down by about 3% from the prior year and that net earnings will be estimated at $0.40 per diluted share,” Borick said. He added, “We remain optimistic about the outlook for the future based on significant new aluminum wheel program awards and additional new and replacement programs still in the pipeline, and the continued growth of Superior’s market share. Superior is ready to meet our customers’ demands for higher volumes at competitive prices.”

Conference Call

     Superior will host a conference call (dial in 800-915-4836) beginning at 11:00 AM PT (2:00 PM ET) today that will be broadcast on the company’s website, www.supind.com. Investors, analysts, stockholders, news media and the general public are invited to listen to the webcast. Replays of the webcast will be available at this same Internet address shortly after the conclusion of the conference call.

     In addition to reviewing the company’s revised third quarter guidance, during the conference call the company also plans to discuss the outlook for the balance of 2003, as well as other financial and operating matters. Additionally, during the call, questions may be posed to management by analysts and investors, the answers to which might disclose additional material information.

(more)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
7800 WOODLEY AVENUE • VAN NUYS, CALIFORNIA • (818) 781-4973 – FAX (818) 780-3500

Superior Industries Updates Third Quarter Guidance
August 28, 2003
Page Two

About Superior Industries

Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

* * * * *